UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2020

VROOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39315	901112566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Broadway, Floor 11

New York, New York 10018

(Address of principal executive offices) (Zip Code)

(855) 524-1300

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VRM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

The prospective information provided below regarding our future performance represents our management’s estimates as of the date of this report only. This information, which includes forward-looking statements, has been prepared by our management and is qualified by, and subject to, the assumptions, risks and uncertainties discussed in this report that may cause actual results to differ materially. See “Cautionary Statement on Forward-Looking Statements” below and “Risk Factors” in our Quarterly report on Form 10-Q for the quarter ended June 30, 2020, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”).

Our inventory strategy is designed to take advantage of what we believe are structural shifts in consumer behavior and increased demand for the Vroom model, and we have continued to scale our inventory levels in the third quarter of 2020. As higher inventory levels lead to higher conversion, we have experienced continued growth in ecommerce units sold. As well, the increase in demand combined with continuing supply constraints in the broader market has led to better than expected improvements in our gross profit per unit. As of the date of this report, we have seen our results continue to improve after the disruptions in the early stages of the COVID-19 pandemic. Accordingly, we are updating the guidance we provided with our second quarter earnings release for Q3 2020 as follows:

•	Ecommerce unit sales of 8,700 – 8,900 (from 8,500 – 8,800), average total revenue per unit of $24,500 (from $23,500) and average gross profit per unit of $1,850 – $1,950 (from $1,600 – $1,700).

•	TDA unit sales of 1,400 – 1,600 (unchanged), average total revenue per unit of $24,500 (from $23,500) and average gross profit per unit of $1,700 – $1,800 (from $1,000 – $1,100).

•	Wholesale unit sales of 4,500 – 5,000 (from 3,500 – 4,500), average total revenue per unit of $10,000 (unchanged) and average gross profit per unit of $500 – $600 (from $100 – $200).

•	Total revenue of $290 million – $310 million (from $268 million – $290 million).

•	Total gross profit of $21 million – $23 million (from $16 million – $18 million).

•	Net loss per share of $(0.40) – $(0.36) (from $(0.42) – $(0.37)).

Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the prospective financial information described above will not materialize or will vary significantly from actual results. Accordingly, the prospective financial information provided above is only an estimate of what management believes is realizable as of the date of this report, and actual results may differ significantly from the prospective financial information. The prospective information that is presented as a range of results is not intended to imply that actual results could not fall outside of the estimated range. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above, see “Cautionary Statement on Forward-Looking Statements” below and “Risk Factors” in our Quarterly report on Form 10-Q for the quarter ended June 30, 2020, as such factors may be updated from time to time in our other filings with the SEC.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Cautionary Statement on Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations for future results of operations. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this report, please see the risks and uncertainties identified under the heading “Risk Factors” in our Quarterly report on Form 10-Q for the quarter ended June 30, 2020, as such factors may be updated from time to time in our other filings with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this report. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VROOM, INC.

Date: September 8, 2020	By:	/s/ David K. Jones
David K. Jones
Chief Financial Officer